                                                                      EXHIBIT 99


                               SUBSCRIPTION FORM


                                 IN RESPECT OF
                         SHARES OF CLASS A COMMON STOCK
                                       OF

                          NEXTEL COMMUNICATIONS, INC.

              PLEASE RETURN THIS SUBSCRIPTION FORM TO THE TRUSTEE:

                              THE BANK OF NEW YORK

                                                                                       By Overnight Courier
               By Mail:                            By Facsimile:                             or Hand:

         The Bank of New York                      (212) 571-3080                      The Bank of New York
     101 Barclay Street (7 East)                (originally executed               101 Barclay Street (7 East)
        Reorganization Section                   Subscription Forms                   Reorganization Section
       New York, New York 10286                     must follow)                 Corporate Trust Services Window
       Attention: Enrique Lopez                                                      New York, New York 10286
                                                 Confirmation Only:                  Attention: Enrique Lopez
                                                   (212) 815-2742

     ALL PROPERLY COMPLETED, EXECUTED AND DATED SUBSCRIPTION FORMS, TOGETHER WITH PAYMENT FOR THE PURCHASE PRICE, MUST BE RECEIVED BY THE TRUSTEE PRIOR TO
5:00 P.M., EASTERN TIME, ON             , 1997 (AS SUCH TIME AND DATE MAY BE
EXTENDED, THE "EXPIRATION DATE"). HOLDERS WHO DO NOT DELIVER A PROPERLY COMPLETED AND EXECUTED SUBSCRIPTION FORM ON OR PRIOR TO THE EXPIRATION DATE WILL NOT BE ENTITLED TO PURCHASE ANY SHARES OF CLASS A COMMON STOCK OF NEXTEL COMMUNICATIONS, INC.

SUBSCRIPTION FORMS SHOULD NOT BE DELIVERED TO ANY PERSON OTHER THAN THE TRUSTEE.


       This Subscription Form is being sent by Nextel Communications, Inc. ("NEXTEL") exclusively to holders of Nextel's five outstanding issues of Senior Redeemable Discount Notes (the "NEXTEL NOTES") who validly consented ("CONSENTING HOLDERS") to certain amendments to the public indentures (the "NEXTEL INDENTURES") relating to the Nextel Notes in connection with Nextel's solicitation of consents to certain amendments and waivers to the Nextel Indentures, which solicitation expired on June 13, 1997 (the "CONSENT SOLICITATION"). In order to subscribe for shares of Class A Common Stock, par value $.001 per share ("COMMON STOCK"), which are being offered (the "OFFERING")
pursuant to a Prospectus dated August    , 1997 (the "PROSPECTUS"), a Consenting
Holder must complete this Subscription Form and tender the purchase price to the Trustee prior to the Expiration Date. The purchase price payable in connection with a subscription for Common Stock may be paid in cash or by certified check payable to Nextel Communications, Inc., or by wire transfer of immediately available funds to the account specified under "Method of Payment" hereinbelow. A Consenting Holder may subscribe only for the maximum number of shares of Common Stock (rounded down to the nearest whole share) purchasable for the aggregate consent payment (the "CONSENT PAYMENT") received by such Consenting Holder in connection with the Consent Solicitation. By executing and delivering this Subscription Form, the registered holder of the Nextel Notes to which this Subscription Form relates, on behalf of itself and any beneficial holders thereof, represents that it acknowledges and agrees that Consenting Holders will be deemed to have agreed that the shares of Common Stock subscribed for pursuant to this Subscription Form may not be transferred prior to January 1, 1998 and that a legend will be placed on the certificates representing such shares to the following effect:

              "PURSUANT TO AN AGREEMENT BETWEEN THE REGISTERED HOLDER OF THE SHARES OF CLASS A COMMON STOCK REPRESENTED BY THIS CERTIFICATE AND NEXTEL COMMUNICATIONS, INC., THE SHARES REPRESENTED HEREBY MAY NOT BE TRANSFERRED PRIOR TO JANUARY 1, 1998 WITHOUT THE PRIOR CONSENT OF NEXTEL COMMUNICATIONS, INC."

       Consenting Holders who hold their Nextel Notes through an account with a nominee should contact such nominee concerning the actions required for such Consenting Holders to subscribe for shares of Common Stock.

                                  SUBSCRIPTION

       Subject to the terms and conditions set forth in the Prospectus and herein, and effective upon acceptance of this Subscription Form by Nextel, the undersigned hereby subscribes for that number of whole shares of Common Stock (rounded down to the nearest whole share as indicated in the box below) purchasable for the undersigned's aggregate Consent Payment, in the amount set forth in the box below, at a purchase price of $16.1364 per share (with the aggregate purchase price being rounded down to the nearest whole cent, as indicated in the box below) (the "SUBSCRIPTION").

       If the undersigned holds Nextel Notes as nominee for the account of beneficial holders of such Nextel Notes who are Consenting Holders, the undersigned hereby represents that it is subscribing for the maximum number of shares of Common Stock purchasable for the Consent Payment received by each such Consenting Holder on whose behalf this Subscription is made. The undersigned acknowledges that it must comply with the other provisions set forth herein, and complete or provide the other information required herein, to validly subscribe for such shares.

       The undersigned hereby represents and warrants that the undersigned has full power and authority to subscribe for shares of Common Stock on the terms set forth herein. The undersigned shall, upon request, execute and deliver any additional documents deemed by the Trustee or Nextel to be necessary or desirable to perfect the undersigned's Subscription or evidence such power and authority.

       Subscriptions by Consenting Holders that are DTC Participants and whose Notes are registered in the name of Cede & Co. should be signed in the manner in which the Consenting Holder's name appears on the position listing of Cede & Co. with respect to the Notes. The Subscription is not a DTC eligible transaction, and, therefore, the Subscription Form must be delivered, together with payment of the applicable aggregate purchase price, to the Trustee, at its address set forth on the cover of this Subscription Form.



       The undersigned hereby agrees that it may not withdraw its Subscription on or after 5:00 p.m., Eastern Time, on the Expiration Date, and that prior to such time it will not withdraw its Subscription except by delivering written notice of withdrawal to the Trustee at the address or facsimile number set forth on the cover of this Subscription Form. The undersigned understands that unless withdrawn prior to the Expiration Date, upon acceptance of this Subscription Form by Nextel, this Subscription will constitute a binding agreement between the undersigned and Nextel.


       Nextel reserves the right (i) to extend the Offering at any time or from time to time and (ii) to amend, at any time prior to the Expiration Date, the terms of the Offering (other than the purchase price per share of Common Stock) by oral or written notice to the Trustee. Notice of any such extension of the Expiration Date or amendment of the terms of the Offering shall be provided as promptly as practicable to Consenting Holders in writing or by making a public announcement, including, but not limited to, by press release to the Dow Jones New Service.

       Properly completed and validly executed Subscription Forms will be accepted as soon as practicable after the Expiration Date and shares of Common Stock validly subscribed for will be issued as promptly as practicable thereafter.

       The undersigned acknowledges and agrees, on behalf of itself and any beneficial owners of Nextel Notes for whom the undersigned is nominee, that the shares of Common Stock subscribed for by the undersigned pursuant hereto may not be transferred prior to January 1, 1998 and acknowledges that the certificates representing such shares will bear a legend to such effect.

       All authority conferred or agreed to be conferred hereby will survive the death, incapacity, dissolution or liquidation of the undersigned, and every obligation of the undersigned hereunder will be binding upon the undersigned's heirs, personal representatives, successors and assigns.

       By executing this Subscription Form, the undersigned acknowledges receipt of the Prospectus and understands that the shares the undersigned will receive are being offered pursuant to the terms set forth herein and in the Prospectus.

       All questions as to the validity, form, eligibility, receipt and revocation of any Subscription Form will be resolved by Nextel, whose determination shall be final and binding. Nextel reserves the right to waive any defects, irregularities or conditions of delivery as to a particular Subscription Form. Unless waived, all such defects or irregularities must be cured prior to the Expiration Date. None of Nextel, the Trustee and any other person is under any duty to give notification of any such defects or irregularities, nor will any of them incur any liability for failure to give such notification. Subscription

Forms will not be deemed to have been properly delivered until all defects and irregularities have been cured or waived. Nextel's interpretation of the terms and conditions of the Offering is conclusive and binding.

                                     BOX 1

            NAME AND ADDRESS OF REGISTERED HOLDER OR DTC PARTICIPANT AND DTC PARTICIPANT NUMBER (IF PARTY HOLDS AS DTC PARTICIPANT):

                 ---------------------------------------------

                 ---------------------------------------------

                 ---------------------------------------------

                  NEXTEL NOTES OWNED BY THE CONSENTING HOLDER:

                                                                                       AGGREGATE
                                                                                       PRINCIPAL
AGGREGATE PRINCIPAL                                                                    AMOUNT
AMOUNT OF NOTES HELD                                ISSUE OF NOTES                     OF NOTES HELD BY
                                                                                       CONSENTING
                                                                                       HOLDERS
                                                                                       SUBSCRIBING FOR
                                                                                       SHARES

                                 11.50% Senior Redeemable Discount Notes Due 2003,
                                 originally issued by Nextel Communications, Inc.
    $ ------------------         (CUSIP No. 65332V AA1)                                $---------------

                                 9.75% Senior Redeemable Discount Notes Due 2004,
                                 originally issued by Nextel Communications, Inc.
    $ ------------------         (CUSIP No. 65332V AB9)                                $---------------

                                 12.25% Senior Redeemable Discount Notes Due 2004,
                                 originally issued by Dial Call Communications, Inc.
    $ ------------------         (CUSIP No. 25246P AC9)                                $---------------

                                 10.25% Senior Redeemable Discount Notes Due 2005,
                                 originally issued by Dial Call Communications, Inc.
    $ ------------------         (CUSIP No. 25246P AE5)                                $---------------

                                 10.125% Senior Redeemable Discount Notes Due 2004,
                                 originally issued by CenCall Communications Corp.
    $ ------------------         (CUSIP No. 151297 AB4)                                $---------------
      AGGREGATE PAYMENT TENDERED HEREWITH            AGGREGATE NUMBER OF SHARES SUBSCRIBED FOR
    (ROUNDED DOWN TO THE NEAREST WHOLE CENT)         (ROUNDED DOWN TO THE NEAREST WHOLE SHARE)

              $  ________________                                 ________  Shares
--------------------------------------------------------------------------------------------------

                                        METHOD OF PAYMENT
      [ ] Certified check enclosed, payable to [ ________ ]
      [ ] By wire transfer of immediately available funds to the following account:
        [ ________ ]

                                     BOX 2

                          IMPORTANT -- READ CAREFULLY

      Consenting Holder(s) must execute this Subscription Form exactly as their name(s) appear(s) on the register of Nextel Notes in respect of which the undersigned Consenting Holder received the Consent Payment. In the event Nextel Notes are held by Authorized DTC Participant(s), such Authorized DTC Participant(s) must execute this Subscription Form exactly as their name(s) are registered with DTC. If the Nextel Notes are held of record by two or more joint registered Consenting Holders, all such Consenting Holders must sign this Subscription Form. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to Nextel of such person's authority so to act.

                                   SIGN HERE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Signature of Holder(s)

Dated:
         -----------------------------------------------------------------------

Name(s):
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
                                     (Please Print)

Capacity:
         -----------------------------------------------------------------------

Address:
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
                                   (Include Zip Code)

Area Code and Telephone No.: (          )
         -----------------------------------------------------------------------

Tax Identification or Social Security No.:
                                          --------------------------------------

                             DELIVERY INSTRUCTIONS

       Subject to the terms and conditions set forth in the Prospectus and herein, Nextel will issue and deliver to each Consenting Holder who delivers a properly completed and executed Subscription Form, together with the applicable aggregate purchase price therefor, to the Trustee on or prior to the Expiration Date (provided such subscription is not withdrawn), the maximum number of shares of Common Stock (rounded down to the nearest whole share) purchasable, at a price of $16.1364 per share, for the aggregate Consent Payment received by such Consenting Holder in connection with such Consenting Holder's delivery of valid consents. Such delivery will be made only to Consenting Holders whose properly completed and executed Subscription Forms are received by the Trustee, together with the applicable aggregate purchase price therefor, prior to 5:00 p.m., Eastern Time, on the Expiration Date. Consenting Holders whose properly completed and executed Subscription Forms are not received, or whose applicable aggregate purchase price is not received, prior to such time will NOT be entitled to subscribe for such shares. The method of delivery of all documents, including properly completed and executed Subscription Forms, and any permitted method of payment of the applicable aggregate purchase price, is at the election and risk of the Consenting Holder.


       In order for a Subscription for shares of Common Stock to be valid and effective, a Subscription Form must be properly completed, executed and timely received by the Trustee, together with the applicable aggregate purchase price therefor. Subscriptions by Consenting Holders that are DTC Participants and whose Notes are registered in the name of Cede & Co. should be signed in the manner in which the Consenting Holder's name appears on the position listing of Cede & Co. with respect to the Notes. The Subscription is not a DTC eligible transaction, and, therefore, the Subscription Form must be delivered, together with payment of the applicable aggregate purchase price, to the Trustee, at its address set forth on the cover of this Subscription Form.

       Shares of Common Stock subscribed for will be delivered by the Trustee, on behalf of Nextel, to the Consenting Holder at its address as it appears in Box 2 of this Subscription Form. If the Consenting Holder desires that such shares be delivered to another address, please so indicate in Box 3 below.

                                     BOX 3

                         SPECIAL DELIVERY INSTRUCTIONS

       To be completed ONLY if the shares of Common Stock are to be delivered to the Consenting Holder at an address other than that indicated in Box 2 hereof.

Deliver Shares of Common Stock to the Consenting Holder at the following address:

Name:
     ---------------------------------------------------------------------------
                                 (PLEASE PRINT)

Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               (INCLUDE ZIP CODE)